Exhibit 1.1

[●] of Series B Common Stock
in the form of American Depositary Shares

GRUPO FINANCIERO SANTANDER MÉXICO, S.A.B. DE C.V.

UNDERWRITING AGREEMENT

[●], 2012

[●], 2012

Santander Investment Securities Inc.
45 East 53rd Street
New York, New York 10022

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bank of America Tower
One Bryant Park
New York, New York 10036

As Representatives of the several International Underwriters listed in Schedule A hereto

Dear Sirs and Madams:

SECTION 1.  Introductory.  Banco Santander, S.A., a Spanish bank and a shareholder  (the “Primary Selling Shareholder”) of Grupo Financiero Santander México, S.A.B. de C.V. (the “Company”), a holding company organized under the laws of the United Mexican States (“Mexico”), proposes to sell to the several International Underwriters named in Schedule A hereto (the “International Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [●] shares of the Company’s Series B common stock (the “Series B Common Stock”) in the form of American Depositary Shares (the “ADSs”). Such aggregate of [●] shares of Series B Common Stock in the form of ADSs to be sold in an offering outside of Mexico are hereinafter referred to as the “Firm Securities.”

The Primary Selling Shareholder and Santusa Holding, S.L., a subsidiary of Banco Santander, S.A. and a shareholder of the Company (the “Contingent Selling Shareholder” and together with the Primary Selling Shareholder, the “Selling Shareholders”) also propose to sell to the International Underwriters not more than an additional [●] shares of Series B Common Stock in the form of ADSs of which (i) up to [●] shares of Series B Common Stock may be sold by the Primary Selling Shareholder (the “First Additional Securities”), and (ii) after the option to purchase the First Additional Securities has been fully exercised, up to [●] shares of Series B Common Stock may be sold by the Contingent Selling Shareholder (the “Second Additional Securities”, and together with the First Additional Securities the “Additional Securities”), if and to the extent that you, as the Representatives, shall have determined to exercise, on behalf of the International Underwriters, the right to purchase such Additional Securities granted to the International Underwriters in Section 3 hereof.

The Firm Securities and the Additional Securities are herein collectively referred to as the “Offered Securities”.

The ADSs purchased by the International Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement, dated as of the Closing Date (defined herein) (the “Deposit Agreement”), among the Company and JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and the holders and beneficial holders from time to time of the ADRs.  Each ADS will represent five Series B Common Shares.

It is understood that the Company and the Selling Shareholders are concurrently entering into an underwriting agreement dated the date hereof for the public offering of Series B Common Shares in Mexico (the “Mexican Underwriting Agreement” and, together with this Agreement, the “Underwriting Agreements”) with Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander, Acciones y Valores Banamex, S.A. de C.V., Casa de Bolsa, Integrante del Grupo Financiero Banamex, Casa de Bolsa BBVA Bancomer, S.A. de C.V., Grupo Financiero BBVA Bancomer and HSBC Casa de Bolsa, S.A. de C.V., Grupo Financiero HSBC (the “Mexican Lead Underwriters”), providing for the concurrent public offer for sale of [●] shares of Series B Common Stock (the “Mexican Firm Securities”), and, if the option to purchase additional shares of Series B Common Stock granted to the Mexican Lead Underwriters is exercised in connection therewith, such an offer for sale of not more than an additional [●] shares of Series B Common Stock (the “Mexican Additional Securities”, and, together with the Mexican Firm Securities, the “Mexican Securities”).  The Mexican Lead Underwriters have entered into an intersyndicate agreement (the “Intersyndicate Agreement”) with the International Underwriters.  Such agreement provides, among other things, that the International Underwriters and the Mexican Lead Underwriters may purchase and sell among each other such number of ADSs and shares of Series B Common Stock, stabilize and exercise the option to purchase additional ADSs as is agreed upon by them.  The ADSs and shares of Series B Common Stock are hereinafter collectively called the “Securities.”

Each of the Selling Shareholders hereby agrees with the Company and with each of the International Underwriters as follows:

SECTION 2.  Representations and Warranties of the Company and the Selling Shareholders.  (a)  The Company represents and warrants to, and agrees with, each of the International Underwriters that:

(i)   A registration statement on Form F-1 (No. 333-183409) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the “Commission”) and either (A) has become effective under the Securities Act of 1933, as amended (the “Act”) and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment.  If such registration statement (the “initial registration statement”) has become effective, either (A) an additional registration statement (the “additional registration statement”) relating to the Offered Securities may have been filed with the

Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement.  If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act or, in the case of the additional registration statement, Rule 462(b).  The Company has also prepared a preliminary prospectus in Spanish, including any and all exhibits thereto, to be distributed in connection with the offer and sale of the Mexican Securities in Mexico (the “Mexican Preliminary Prospectus”) and a final prospectus in Spanish, including any and all exhibits thereto, to be distributed in connection with the offer and sale of the Mexican Securities in Mexico (the “Mexican Final Prospectus”).  For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the International Underwriters that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the International Underwriters that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, has become effective.  If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the International Underwriters that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b).  “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof.  The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A (“Rule 430A”) or Rule 430B (“Rule 430B”) under the Act, is hereinafter referred to as the “Initial Registration Statement”.  The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A and Rule 430B, is hereinafter referred to as the “Additional Registration Statement”.  The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the “Registration Statements” and each individually as a “Registration Statement.”  “Registration Statement” without reference to a time means the Registration Statement as of its Effective Time.  “Registration Statement” as of any time means the initial registration statement and any additional registration statement in the form then filed with the Commission, including any amendment thereto and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified.  For purposes of the previous sentence, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A.  “Statutory Prospectus” as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any prospectus deemed to be a part thereof that has not been superseded or modified.  For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A or Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act.  “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).  “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Agreement.  “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.  “Applicable Time” means [●][p.m./a.m.] (Eastern time) on the date of this Agreement.

(ii)      (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, and, in the case of the Prospectus, in light of the circumstances under which they are made, not misleading, and there are no material differences between the disclosure included in each of (X) the preliminary prospectus dated September 4, 2012 and the Mexican Preliminary Prospectus and (Y) the Prospectus and the Mexican Final Prospectus, except for any differences that would not result in any violation or breach of foregoing sub-clauses (B) and (C).  The preceding sentence does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by the International Underwriters specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii)     The Company and the Depositary have also filed with the Commission on September 4, 2012 a registration statement on Form F-6 (No. 333-183694) and a related prospectus, which may be in the form of an ADR certificate (the “Registration Statement on Form F-6”), for the registration under the Act of the ADSs evidenced by ADRs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required.  The Registration Statement on Form F-6, as amended at the time it became effective (including by the filing of any post-effective amendments thereto), and the prospectuses included therein, as then amended, are hereinafter called the “ADR Registration Statement” and the “ADR Prospectus,” respectively.  The ADR Registration Statement, and the ADR Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the Rules and Regulations thereunder and do not and will not, as of the applicable effective date as to each part of the ADR Registration Statement and as of the applicable filing date as to the ADR Prospectus and any amendment or supplement thereto, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv)     At the time the ADR Registration Statement became effective and at the Closing Date, the ADR Registration Statement complied and will comply in all material respects with the requirements of the Act, and did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The ADR Prospectus, at the time such ADR Prospectus or any amendment or supplement was issued, at the Applicable Time and at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)      (A) At the time of filing the Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 (“Rule 405”) under the Act, including, in the preceding three years, (x) the Company or any subsidiary not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405, (y) the Company or any subsidiary not having been the subject of a bankruptcy petition or insolvency or similar proceeding and (z) the Company not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(vi)     As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time (and listed in Schedule B hereto), the other information included in Schedule B hereto and the Statutory Prospectus all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon written information furnished to the Company by the International Underwriters specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(vii)         Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the International Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, considered together with the remainder of the General Disclosure Package, in the light of the circumstances prevailing at that subsequent time, not misleading, (A) the Company has promptly notified or will promptly notify the International Underwriters and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The two preceding sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon written information furnished to the Company by the International Underwriters specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(viii        The Company has been duly incorporated and is an existing sociedad anónima bursátil de capital variable under the laws of Mexico, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package.

(ix)     Other than the subsidiaries listed on Schedule C hereto, the Company has no “significant subsidiaries” as the term is defined in Regulation S-X under the Act (“Significant Subsidiaries”); each Significant Subsidiary of the Company has been duly incorporated and is an existing sociedad anónima under the laws of Mexico, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary is owned free from liens, encumbrances, defects and restrictions on transfer (other than those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions or as imposed under applicable Mexican law) or voting; and except as set forth in the General Disclosure Package and provided under applicable Mexican law, there are no (A) options, warrants or other rights to purchase, (B) agreements or other obligations to issue or (C) other rights to convert any obligation into, or exchange any securities for, the Offered Securities.

(x)      The Series B Common Stock to be represented by ADSs and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and conform to the description thereof contained in the General Disclosure Package; except as set forth in the General Disclosure Package and in each Statutory Prospectus, the shareholders of the Company have no preemptive rights with respect to the Offered Securities; and except as set forth in the General Disclosure Package, there are no (A) options, warrants or other rights to purchase, (B) agreements or other obligations to issue or (C) other rights to convert any obligation into, or exchange any securities for, the Offered Securities.

(xi)     Upon the due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Series B Common Stock in accordance with the provisions of the Deposit Agreement, such ADRs evidencing ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing ADSs are registered will be entitled to the rights of registered holders of ADRs evidencing ADSs specified therein and in the Deposit Agreement.

(xii)    Except as disclosed in the Registration Statement, the ADR Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any of the International Underwriters for a brokerage commission, finder’s fee or other like payment.

(xiii)        There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(xiv)   No consent, approval, authorization, order, registration, qualification or other action of, or filing with or notice to, any United States, Mexican or other federal, state, local or foreign governmental or regulatory authority, agency, body or court having jurisdiction over the Company is required in connection with the execution, delivery and performance by the Company of the Deposit Agreement or this Agreement or the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except (A) registration of the ADSs under the Act, such as have been obtained and made or will have been obtained and made on or prior to the Closing Date, (B) the approval of the public offering of the Mexican Securities in Mexico, which has been obtained from the Comisión Nacional Bancaria y de Valores (“CNBV”), (C) approval of listing on the New York Stock Exchange, which is subject only to official notice of issuance, (D) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the ADSs, and (E) the approval of the Financial Institutions Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements in connection with the purchase and distribution of the ADSs by the International Underwriters.

(xv)    The Offered Securities will be listed on the New York Stock Exchange and the Series B Common Stock is listed on the Mexican Stock Exchange.

(xvi)   Except as disclosed in the Registration Statement, the ADR Registration Statement, the General Disclosure Package and the Prospectus, under current laws and regulations of Mexico and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities shall be paid by the Company to the holder thereof in Mexican pesos that may be converted into foreign currency and freely transferred out of Mexico and all such payments made to holders thereof who are non-residents of Mexico for tax purposes will not be subject to withholding or other similar taxes under laws and regulations of Mexico or any political subdivision or taxing authority thereof or therein and may be payable without the necessity of obtaining any governmental authorization in Mexico.

(xvii)  None of the Company or its Significant Subsidiaries is (A) in violation of its estatutos sociales, (B) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, or (C) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except, in the case of clauses (B) and (C), for any such breach, default, violation or event that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(xviii)      The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated in the Deposit Agreement and herein will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (A) the terms or provisions of any Contract, (B) the estatutos sociales of the Company or any of its subsidiaries or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (A) and (C), for any such breach, default, violation or event that would not, individually or in the aggregate have a Material Adverse Effect.

(xix)    The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by the Deposit Agreement and hereby.  This Agreement and the Deposit Agreement have been duly and validly authorized, executed and delivered by the Company.

(xx)     Except as disclosed in the Registration Statement, the ADR Registration Statement, the General Disclosure Package and the Prospectus, since the date of the most recent financial statements appearing therein, (A) there has not been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole; (B) neither the Company nor any of its Significant Subsidiaries has entered into any transaction or agreement that is individually or in the aggregate material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is individually or in the aggregate material to the Company and its subsidiaries taken as a whole; and (C) neither the Company nor any of its Significant Subsidiaries has sustained any loss or interference with its business from any calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except for any such loss or interference as are not individually or in the aggregate material to the Company and its subsidiaries taken as a whole.

(xxi)    The Company and its Significant Subsidiaries have paid all material taxes and filed all material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the ADR Registration Statement, the General Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Significant Subsidiaries or any of their respective properties or assets.

(xxii)   Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the General Disclosure Package is not based on or derived from sources that are reliable and accurate in all material respects.

(xxiii)  The Company and its Significant Subsidiaries have title to all real properties and all other properties and assets owned by them, except where any defect in title would not, individually or in the aggregate, have a Material Adverse Effect, and in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and its Significant Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(xxiv)  No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the ADR Registration Statement, the General Disclosure Package or the Prospectus, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxv)  The Company and its Significant Subsidiaries possess adequate licenses, certificates, authorizations or permits issued by, and have made all declarations and filings with, the appropriate Mexican or other federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, and have no reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(xxvi)  No labor disturbance by or dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, that might have a Material Adverse Effect.

(xxvii)     The Company and its Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Significant Subsidiaries and their respective businesses, except where the failure to have insurance would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Significant Subsidiaries has (A) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xxviii)    Each of the Company and its subsidiaries maintains systems of internal accounting controls (as defined under Rule 13-a15 and 15d-15 under the Exchange Act) sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxix)  Except as disclosed in the Registration Statement, the ADR Registration Statement, the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(xxx)   Galaz, Yamazaki, Ruiz Urquiza, S.C., member of Deloitte Touche Tohmatsu Limited (“Deloitte”), which have audited the financial statements of the Company and its consolidated subsidiaries, are independent public accountants with respect to the Company and its consolidated subsidiaries in accordance with the Act, the Exchange Act, the rules and regulations thereunder and the Public Accounting Oversight Board.

(xxxi)  The financial statements included in the General Disclosure Package and in each Registration Statement present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in accordance with the International Financial Reporting Standards issued by the International Accounting Standards Board, applied on a consistent basis, except as otherwise stated therein, and the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein.  All disclosures contained in the General Disclosure Package and in each Registration Statement, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(xxxii)     The Company is not and, after giving effect to the offering and sale of the Securities will not be an “investment company” or an entity controlled by an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(xxxiii)    The Company and its Significant Subsidiaries are subject to civil and commercial law and suit and neither the Company nor any of its Significant Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Mexico.

(xxxiv)    The statements set forth in the General Disclosure Package and the Prospectus under the captions “Description of Capital Stock” and “Description of American Depositary Shares,” insofar as they purport to constitute a summary of the terms of the shares of Series B Common Stock and ADSs, respectively, and insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(xxxv)     The statements set forth under the caption “Taxation” in the Prospectus, insofar as such statements relate to statements of law or legal conclusions under the federal tax laws of Mexico and United States federal taxation applicable to the Offered Securities and subject to the limitations, qualifications and assumptions set forth therein, fairly summarize the matters referred to therein.

(xxxvi)    Except as disclosed in the Registration Statement, the ADR Registration Statement, the General Disclosure Package and the Prospectus, there is no transaction tax, stamp duty, transfer tax or other similar fee or charge and no capital gains, income, withholding or other tax under Mexican law (other than taxes imposed in jurisdictions in which any of the International Underwriters is organized, is resident or is treated as carrying on business or taxes imposed as a result of any of the International Underwriters being deemed as having a permanent establishment in Mexico for tax purposes, other than solely by reason of the transactions contemplated hereby) required to be paid by the Company or the International Underwriters in connection with the execution and delivery of this Agreement or the Mexican Underwriting Agreement, the performance by the Company of its obligations hereunder and under the Deposit Agreement and the consummation of the transactions contemplated hereby and thereby.

(xxxvii)   No Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xxxviii)  Based on proposed Treasury regulations, which are proposed to be effective for taxable years after December 31, 1994, the Company believes that it was not a Passive Foreign Investment Company (“PFIC”) within the meaning of

Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the year ended December 31, 2011 and it does not anticipate becoming a PFIC thereafter.

(xxxix)    The description under the caption “Related Party Transactions” and “Principal and Selling Shareholders” in the Prospectus contains a complete and accurate summary of all material relationships, direct or indirect, existing between or among any of the Company or any of its subsidiaries, on the one hand, and the Company’s controlling shareholder, Banco Santander, S.A., a corporation organized under the laws of Spain (“Banco Santander, S.A.”) and any other affiliate of the Company or Banco Santander, S.A., on the other.

(xl)         Neither the Company, the Selling Shareholders, nor any of their respective subsidiaries or affiliates have taken nor will they take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any of the securities of the Company, including the Securities.  Neither the Company, the Selling Shareholders, nor any of their respective subsidiaries or affiliates have issued, nor will issue, without the prior consent of the International Underwriters, any stabilization announcement referring to the proposed issue of the Securities.  The Company and each of the Selling Shareholders each authorizes the International Underwriters to make such public disclosure of information relating to stabilization of the Offered Securities as is required by applicable law, regulation and guidance.

(xli)    Neither the Company nor any of its subsidiaries, nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, to the extent applicable to the Company, or any applicable Mexican law or regulation regarding illegal payments and corrupt practices; or (iv) made any bribe, illegal rebate, illegal payoff, illegal influence payment, kickback or other unlawful payment.  The Company and its Significant Subsidiaries have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with applicable Mexican anti-corruption laws.

(xlii)        The operations of the Company and its Significant Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xliii)  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xliv)      There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company as of the date hereof.

(xlv)  The Company has the power to submit, and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably submitted to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan, in the City of New York, New York, has validly and irrevocably waived any objection to the venue of a proceeding in any such court and the Company has validly and irrevocably appointed Banco Santander, S.A., New York Branch, as its authorized agent for service of process in any suit or proceeding based on or arising under this Agreement in any state court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York.

(xlvi)  Any final judgment obtained in a U.S. federal or New York state court located in the Borough of Manhattan, The City of New York arising out of or in relation to the obligations of the Company under this Agreement would be enforceable against the Company in the courts of Mexico pursuant to Articles 569 and 571 of the Federal Civil Procedure Code (Código Federal de Procedimientos Civiles) and Article 1347A of the Commerce Code (Código de Comercio), which provide, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:

(A)         such judgment is obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of this Agreement;

(B)         such judgment is strictly for the payment of a certain sum of money and has been rendered in an in personam action as opposed to an in rem action, provided that, under the Mexican Monetary Law (Ley Monetaria de los Estados Unidos Mexicanos), payments which should be made in Mexico in foreign currency, whether by agreement or upon a judgment of a Mexican court, may be discharged in Mexican currency at a rate of exchange for such currency fixed by the Central Bank of Mexico (Banco de México) for the date when payment is made;

(C)         service of process was made personally and not by mail on the Company or on the appropriate process agent, and a Mexican court would consider a service of process upon the duly appointed agent, appointed by means of a notarial instrument, to be personal service of process meeting Mexican procedural requirements;

(D)        such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law;

(E)         the applicable procedure under the law of Mexico with respect to the enforcement of foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof), is complied with;

(F)         the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction;

(G)         such judgment is final in the jurisdiction where it was obtained;

(H)         the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties, pending before a Mexican court; and

(I)           any such foreign courts would enforce final judgments issued by the federal or state courts of Mexico as a matter of reciprocity.

(xlvii)      At the Company’s request, Deutsche Bank Securities Inc. has, without compensation, acted as “qualified independent underwriter” within the meaning of FINRA Rule 5121 (in such capacity, the “QIU”) in connection with the international offering.

(b)  Each of the Selling Shareholders represents and warrants to, and agrees with, each of the International Underwriters that:

(i)   Each of the Selling Shareholders is and on the Closing Date hereinafter mentioned will be the record and beneficial owner of the Offered Securities it proposes to sell under this Agreement, and has and on the Closing Date hereinafter mentioned will have valid and unencumbered title to such Offered Securities to be delivered by the Selling Shareholders on the Closing Date and full right, power and authority to enter into this Agreement and the Mexican Underwriting Agreement and to sell, assign, transfer and deliver such Offered Securities to be delivered by the Selling Shareholders on the Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on the Closing Date hereunder the International Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by the Selling Shareholders on the Closing Date.

(ii)      (A) on the Effective Date of the Initial Registration Statement, to the best of the Selling Shareholders’  knowledge, the Initial Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), to the best of the Selling Shareholders’  knowledge, each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statement therein not misleading, and (C) on the date of this Agreement, to the best of the Selling Shareholders’  knowledge, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, and, in the case of the Prospectus, in light of the circumstances under which they are made, not misleading.  The preceding sentence does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by the International Underwriters specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c).

(iii)     In respect of any statements in or omissions from the Registration Statement, the ADR Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto used by the Company or any International Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Shareholders specifically for use in connection with the preparation thereof, such Selling Shareholders hereby make the same representations and warranties to each International Underwriter as the Company makes to such International Underwriter under paragraph (ii) of Section 2(a) herein.

(iv)     Except as disclosed in the Registration Statement, the ADR Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between either of the Selling Shareholders and any person that would give rise to a valid claim against the Company or the International Underwriters for a brokerage commission, finder’s fee or other like payment.

(v)          The Selling Shareholders have no reason to believe that the representations and warranties of the Company contained in Section 2(a) of this Agreement are not true and correct, is familiar with the General Disclosure Package, the

Registration Statement and the ADR Registration Statement and have no knowledge of any material fact, condition or information not disclosed in the General Disclosure Package, the Registration Statement and the ADR Registration Statement that has had, or may have, a Material Adverse Effect.

(vi)     The sale of the Offered Securities pursuant to this Agreement is not prompted by any material non-public information concerning the Company that is not set forth in the General Disclosure Package.

(vii)    Except as set forth in the Registration Statement, the ADR Registration Statement, the General Disclosure Package and the Prospectus, the shareholders of the Company have no preemptive rights with respect to the Offered Securities; and except as set forth in the General Disclosure Package, there are no (A) options, warrants or other rights to purchase, (B) agreements or other obligations to issue or (C) other rights to convert any obligation into, or exchange any securities for, the Offered Securities.

(viii)       This Agreement and the Mexican Underwriting Agreement have been duly authorized, executed and delivered by or on behalf the Selling Shareholders; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholders of their obligations under this Agreement, except (A) registration of the ADSs under the Act, such as have been obtained and made or will have been obtained and made on or prior to the Closing Date, (B) the approval of the public offering of the Mexican Securities in Mexico, which has been obtained from the CNBV, (C) approval of listing on the New York Stock Exchange, which is subject only to official notice of issuance, (D) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the ADSs, and (E) the approval of FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the ADSs by the International Underwriters.

(ix)     The execution and delivery of this Agreement and the Mexican Underwriting Agreement and the consummation of the transactions contemplated herein and compliance by the Selling Shareholders with their obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Offered Securities or any property or assets of either of the Selling Shareholders pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which either of the Selling Shareholders is a party or by which either of the Selling Shareholders may be bound, or to which any of the property or assets of either of the Selling Shareholders is subject, nor (B) will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of either of the Selling Shareholders, if applicable, or (C) any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over either of the Selling Shareholders or any of their properties, except, in the case of (A) and (C)

above, for any such conflict, breach, default, violation or event that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of either of the Selling Shareholders and their subsidiaries taken as a whole.

(x)      There are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Selling Shareholders’  knowledge after due inquiry, contemplated to which either of the Selling Shareholders or any of their subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency seeking to prevent consummation of the transactions contemplated in this Agreement or performance by either of the Selling Shareholders of its obligations hereunder.

(xi)     The Selling Shareholders have the power to submit, and pursuant to Section 16 of this Agreement have legally, validly, effectively and irrevocably submitted to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan, in the City of New York, New York, have validly and irrevocably waived any objection to the venue of a proceeding in any such court and the Company has validly and irrevocably appointed Banco Santander, S.A., New York Branch, as its authorized agent for service of process in any suit or proceeding based on or arising under this Agreement in any state court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York.

(xii)    The Selling Shareholders have not prepared, used or referred to, and will not, without the prior consent of the International Underwriters, prepare, use or refer to, any free writing prospectus as defined in Rule 405.

(xiii)   The Selling Shareholders have not taken nor will it take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any of the securities of the Company, including the Securities.

In addition, any certificate, designated as such, signed by any officer of either of the Selling Shareholders and delivered to the International Underwriters or counsel for the International Underwriters in connection with the sale of the Offered Securities shall be deemed to be a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each of the International Underwriters.

SECTION 3.  Purchase, Sale and Delivery of Offered Securities.  (a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Primary Selling Shareholder agrees to sell to the International Underwriters, and each International Underwriter, upon the basis of the representations, warranties and agreements herein contained, severally and not jointly, agrees to purchase from the Primary Selling Shareholder, at a purchase price of U.S.$[●] per ADS (the “Purchase Price”), each representing five shares of Series B Common Stock, the number of Firm Securities set forth opposite the name of each of the International Underwriters in Schedule A hereto, being a total aggregate payment of U.S.$[●].  All of the Firm Securities to be purchased by the International Underwriters will be delivered in the form of ADSs.  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders agree to sell to the International Underwriters the Additional Securities, and the International Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional Securities (up to [●] First Additional Securities, and after the option to purchase the First Additional Securities has been fully exercised, up to [●] Second Additional Securities) at the Purchase Price, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Additional Securities.  You may exercise this right on behalf of the International Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Securities to be purchased by the International Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least two business days after the written notice is given and may not be earlier than the Closing Date for the Firm Securities nor later than five business days after the date of such notice.  On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each International Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Securities to be purchased on such Option Closing Date as the number of Firm Securities set forth in Schedule A hereto opposite the name of such International Underwriter bears to the total number of Firm Securities.  In the event that the option to purchase Additional Securities is exercised before the Closing Date, the Option Closing Date shall be the same as the Closing Date.  All of the Additional Securities that the International Underwriters may elect to purchase will be delivered in the form of ADSs.

(b)           The Primary Selling Shareholder will deliver the Firm Securities to the International Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the International Underwriters drawn to the order of the Primary Selling Shareholder at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, at 9:00 a.m., New York time, on [●], 2012, or at such other time not later than seven full business days thereafter as the International Underwriters and the Primary Selling Shareholder determine, such time being herein referred to as the “Closing Date.”  For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering.  The Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the International Underwriters request upon reasonable notice prior to the Closing Date.

Payment for any Additional Securities shall be made to the Primary Selling Shareholder and, as applicable, the Contingent Selling Shareholder, in Federal (same day) funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several International Underwriters at 9:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [●], 2012 as shall be designated in writing by you.

The ADSs representing the Firm Securities and Additional Securities shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The ADRs corresponding to the ADSs representing the Firm Securities and Additional Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several International Underwriters.

(c)           In addition, each of the International Underwriters hereby agrees to provide to the Selling Shareholders prior to the Closing Date a certificate of U.S. residency on United States Internal Revenue Service Form 6166.

SECTION 4.  Offering by the International Underwriters.  It is understood that the International Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

SECTION 5.  Certain Agreements of the Company and the Selling Shareholders.  (a) The Company agrees with each of the International Underwriters and the Selling Shareholders that:

(i)   The Company has filed or will file each Statutory Prospectus pursuant to and in accordance with Rule 424(b)(7) (including, if applicable and consented to by the International Underwriters, subparagraph (4)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement.  The Company has complied and will comply with Rule 433.

(ii)       If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) (including, if applicable and if consented to by the International Underwriters, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

(iii)      The Company will advise the International Underwriters promptly of any such filing pursuant to Rule 424(b).  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to [10:00] p.m., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to the International Underwriters, or will make such filing at such later date as shall have been consented to by the International Underwriters.

(iv)     The Company will advise the International Underwriters promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without the International Underwriters’ consent; and the Company will also advise the International Underwriters promptly of the effectiveness of the Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the ADR Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(v)      If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by the International Underwriters or any dealer, any event occurs as a result of which either the General Disclosure Package would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend the Statutory Prospectus to comply with the Act, the Company will promptly notify the International Underwriters of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, and the Company shall furnish, at its own expense, to the International Underwriters and dealers (whose names and addresses the International Underwriters shall furnish to the Company) to which the Offered Securities may have been sold by the International Underwriters and to any other dealers upon the International Underwriters’ reasonable request, such amendments or supplements as may be necessary.  Neither the International Underwriters’ consent to, nor the International Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(vi)     As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act.  For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(vii)    The Company will furnish to the International Underwriters copies of the ADR Registration Statement, each Registration Statement (including all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by the International Underwriters or any dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the International Underwriters reasonably request.  The Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the second business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement.  All other such documents shall be so furnished as soon as available.  The Selling Shareholders will pay the expenses of printing and distributing to the International Underwriters all such documents.

(viii)       The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the International Underwriters designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Securities).

(ix)      If at any time within three years of this Agreement the Company ceases to be subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act to file reports with the Commission on the EDGAR system, the Company will furnish to the International Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the International Underwriters as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders.

(x)      The Company will indemnify and hold harmless each of the International Underwriters against any present or future taxes, duties or similar governmental charges and interest, penalties and fines in respect thereof (collectively, “Taxes”) imposed, assessed, levied or collected on or from the International Underwriters (A) on or by virtue of the execution, delivery, performance or enforcement by the International Underwriters of this Agreement or (B) on or in respect of any amounts payable by the Company to such International Underwriter under this Agreement under the laws of Mexico or any jurisdictions through which payments are made or by or within any political subdivision thereof or any authority therein or thereof having the power to tax (each a “Relevant Jurisdiction”), except for (i) Taxes that are imposed on the net income of such International Underwriter by the law of the jurisdiction under the laws of which such International Underwriter is organized, is resident or is treated as carrying on business for tax purposes, or (ii) Taxes resulting from any International Underwriter being deemed as having a permanent establishment in Mexico for tax purposes or otherwise being subject to income taxes in Mexico.  All payments to be made by the Company to each of the International Underwriters hereunder shall be made without withholding or deduction for or on account of any Taxes imposed under the laws of a Relevant Jurisdiction, unless the Company is compelled by law to deduct or withhold such Taxes and except for Taxes resulting from any International Underwriter being deemed as having a permanent establishment in Mexico for tax purposes or otherwise being subject to income taxes in Mexico (other than solely by reason of the transactions contemplated hereby).  In that event, if the Company is obligated to indemnify such International Underwriter for such Taxes pursuant to the first sentence of this clause (x), the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(xi)          For the period specified below (the “Lock-Up Period”), the Company will not (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the ADSs or shares of its Series B Common Stock or any securities convertible into or exercisable or exchangeable for the ADSs or shares of Series B Common Stock; (B) file any registration statement with the Commission or the CNBV relating to the offering of any of the ADSs or shares of Series B Common Stock or any securities convertible into or exercisable or exchangeable for the ADSs or shares of Series B Common Stock; or (C) enter into any swap or other arrangement that transfers to another person, in whole or in part, any of the economic consequences of ownership of the ADSs or shares of Series B Common Stock, whether any such transaction described in (A), (B) or (C) above is to be settled by delivery of the ADSs or shares of Series B Common Stock or such other securities, in cash or otherwise, without, in each case, the prior written consent of the Representatives, other than in connection with the sale of the ADSs or shares of Series B Common Stock to the International Underwriters or the Mexican Lead Underwriters; the issuance by the Company of the ADSs or shares of Series B Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date hereof of which the International Underwriters have been advised in writing; transactions entered into in connection with market making, proprietary trading and trading on behalf of customers; the issuance by the Company of shares of Series B Common Stock in connection with any acquisition by the Company of assets or acquisition by the Company of a majority or controlling portion of the outstanding common stock or other equity interests of another entity, in either case in connection with the Company’s participation in any acquisition, joint venture or similar transaction, provided that (1) the aggregate number of shares of Series B Common Stock issued in connection with any such transaction or transactions does not exceed in the aggregate 15.0% of the total number of outstanding shares of the Company’s common stock as of the date of such issuance and (2) any shares issued in any such transaction shall be issued subject to the condition that the original holder thereof shall be required to agree, with the International Underwriters being third party beneficiaries of any such agreement, that any such shares of Series B Common Stock issued as contemplated herein shall remain subject to the remainder of the Lock-Up Period before they may be sold by the acquiring party thereof; and grants of employee stock options or shares pursuant to the terms of a plan, whether in effect on the date hereof or approved by us hereafter and issuances of securities pursuant to the exercise of such options.  The initial Lock-Up Period will commence on the date hereof and will continue for a period of 365 days after the date hereof or such earlier date that the International Underwriters consent to in writing.

(xii)     Notwithstanding the foregoing, if (1) during the last 17 days of the 365-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 365- day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 365-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives, on behalf of the International Underwriters, waive, in writing, such extension.

(b)  Each of the Selling Shareholders agrees with the International Underwriters and the Company that:

(i)   The Selling Shareholders will pay all expenses incident to the performance of the obligations of the Selling Shareholders and the obligations of the Company under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the International Underwriters designate and the printing of memoranda relating thereto, for the filing fee incident to the review by the Financial Industry Regulatory Authority Inc. (including reasonable fees and disbursements of counsel to the International Underwriters) of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings, for any transfer, stamp or similar taxes on the sale of the Offered Securities to the International Underwriters and for expenses incurred in distributing preliminary prospectuses, any free writing prospectus and the Statutory Prospectus (including any amendments and supplements thereto) to the International Underwriters.  Notwithstanding anything in this Agreement to the contrary, the Selling Shareholders have no obligation to reimburse the International Underwriters for such expenses, fees, costs or taxes if the International Underwriters do not provide to the Selling Shareholders the form required to be provided by the final paragraph of Section 3 of this Agreement within the time specified therein.

(ii)      Prior to Closing Date, the Selling Shareholders will deposit or cause to be deposited Series B Common Stock with the Depositary in accordance with the provisions of the Deposit Agreement so that the ADRs evidencing the ADSs to be delivered to the International Underwriters at the Closing Date are executed, countersigned and issued by the Depositary against receipt of such Series B Common Stock and delivered to the International Underwriters at the Closing Date.

(iii)     The Selling Shareholders will indemnify and hold harmless each of the International Underwriters against any Taxes imposed, assessed, levied or collected on or from the International Underwriters (A) on or by virtue of the execution, delivery or performance by the International Underwriters of, or the enforcement of, this Agreement or (B) on or in respect of any amounts payable by the Selling Shareholders to such International Underwriter under this Agreement under the laws of Spain or of a Relevant Jurisdiction, except for Taxes that are imposed  (other than solely by reason of the transactions contemplated hereby) on the net income of such International Underwriter by the law of the jurisdiction under the laws of which such International Underwriter is organized, is resident or is treated as carrying on business for tax purposes.  All payments to be made by the Selling Shareholders to each of the International Underwriters hereunder shall be made without withholding or deduction for or on account of any Taxes imposed under the laws of Spain or of a Relevant Jurisdiction, unless the Selling Shareholders are compelled by law to deduct or withhold such Taxes.  In that event, if the Selling Shareholders are obligated to indemnify such International Underwriter for such Taxes pursuant to the first sentence of this clause (iii), the Selling Shareholders shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided that the International Underwriters shall provide the form referred to in the final paragraph of Section 3 in the manner set forth therein.

(iv)     The Selling Shareholders agree during the Lock-Up Period not to (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the ADSs or shares of Series B Common Stock or any securities convertible into or exercisable or exchangeable for the ADSs or shares of Series B Common Stock; (B) file any registration statement with the Commission or the CNBV relating to the offering of any of the ADSs or shares of Series B Common Stock or any securities convertible into or exercisable or exchangeable for the ADSs or shares of Series B Common Stock; or (C) enter into any swap or other arrangement that transfers to another person, in whole or in part, any of the economic consequences of ownership of the ADSs or shares of Series B Common Stock, whether any such transaction described in (A), (B) or (C) above is to be settled by delivery of the ADSs or shares of Series B Common Stock or such other securities, in cash or otherwise, without, in each case, the prior written consent of the Representatives, other than in connection with the sale of the ADSs or shares of Series B Common Stock to the International Underwriters or the Mexican Lead Underwriters; and transactions entered into in connection with market making, proprietary trading and trading on behalf of customers.  The initial Lock Up Period will commence on the date hereof and will continue for a period of 365 days after the date hereof or such earlier date that the International Underwriters consent to in writing.

(v)      The Selling Shareholders shall not (and shall cause its affiliates not to) take, directly or indirectly, any action that is designed to or that constitutes or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

SECTION 6.  Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the International Underwriters, and each International Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus,” as defined in Rule 405.  Any such free writing prospectus consented to by the Company and the International Underwriters are hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

SECTION 7.  Conditions of the Obligations of the International Underwriters.  The obligations of the several International Underwriters to purchase and pay for the Offered Securities on the Closing Date and the Additional Securities, if any, at the Option Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a)  The International Underwriters shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Deloitte, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i)   in their opinion the financial statements examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published Rules and Regulations;

(ii)      they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

(iii)     on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A)  the unaudited financial statements included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements under IFRS or any material modifications should be made to such unaudited financial statements for them to be in conformity with such requirements;

(B)  at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any decrease in the shareholders’ equity or total assets of the Company and its consolidated subsidiaries or any increase in the total liabilities of the Company and its consolidated subsidiaries, as compared with the date of the latest available balance sheet read by such accountants; or

(C)  for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases in the consolidated net interest income, consolidated net operating income or consolidated profit before tax of the Company and its consolidated subsidiaries, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus; except in all cases set forth in clauses B and C above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(iv)     they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, (A) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (B) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, “Registration Statements” shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (C) ”Prospectus” shall mean the prospectus included in the Registration Statements.

(b)  If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or such later date as shall have been consented to by the International Underwriters.  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to the International Underwriters, or shall have occurred at such later date as shall have been consented to by the International Underwriters.  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement.  Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Shareholders, the Company or the International Underwriters, shall be contemplated by the Commission, and the Company has complied with each request (if any) from the Commission for additional information.

(c)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties, results of operations or prospects of the Company or its subsidiaries which, in the judgment of the International Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S., Mexican or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the International Underwriters, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Mexican Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal, New York or Mexican authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or Mexico or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Mexico, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the International Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d)  The International Underwriters shall have received the opinions, dated the Closing Date, of Davis Polk & Wardwell LLP, U.S. counsel for the Company and the Selling Shareholders, substantially in the form set forth as Exhibits A-1 and A-2.

(e)  The International Underwriters shall have received the opinion and disclosure letter, dated the Closing Date, of Ritch Mueller, S.C., Mexican counsel for the Company and the Selling Shareholders, substantially in the form set forth as Exhibit B.

(f)  The International Underwriters shall have received the opinion, dated the Closing Date, of Uría Menéndez Abogados, S.L.P., Spanish counsel for the Selling Shareholders, substantially in the form set forth as Exhibit C.

(g)  The International Underwriters shall have received the opinion, dated the Closing Date, of Ziegler, Ziegler & Associates LLP, counsel for the Depositary, substantially in the form set forth as Exhibit D.

(h)  The International Underwriters shall have received from Bufete Robles Miaja S.C., Mexican counsel for the International Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on the Closing Date, the Registration Statements, the Prospectus and other related matters as the International Underwriters may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Bufete Robles Miaja S.C. may rely as to matters governed by New York law upon the opinion of Shearman & Sterling LLP.

(i)   The International Underwriters shall have received from Shearman & Sterling LLP, U.S. counsel for the International Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on the Closing Date, the Registration Statements, the Prospectus and other related matters as the International Underwriters may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Shearman & Sterling LLP may rely as to the incorporation of the Company and all other matters governed by Mexican law upon the opinion of Bufete Robles Miaja S.C. referred to above.

(j)   The International Underwriters shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that:  the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) or Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111 under the Act, prior to the time the Prospectus was printed and distributed to any International Underwriters; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

(k)  The International Underwriters shall have received a letter, dated the Closing Date, of Deloitte which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

(l)   The Deposit Agreement shall be in full force and effect.

(m)      The closing of the purchase of the Mexican Firm Securities to be sold by the Selling Shareholders pursuant to the Mexican Underwriting Agreement shall occur concurrently with the closing of the purchase of the Firm Securities described herein.

(n)  The ADSs shall have been approved for listing on New York Stock Exchange, subject only to official notice of issuance.

(o)  Contemporaneously with or prior to the purchase by the International Underwriters of the Offered Securities in the international offering, the CNBV shall have approved the offering of the Series B Common Stock publicly in Mexico.

(p)  On the Closing Date, the International Underwriters shall have received a certificate of the Depositary, in form and substance satisfactory to the International Underwriters, executed by one of its authorized officers with respect to the deposit with the custodian under the Deposit Agreement of the Series B Common Stock underlying the ADSs to be purchased against the issuance of the ADRs evidencing such ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the International Underwriters may reasonably request.

(q)  The Selling Shareholders agree to deliver to the International Underwriters prior to closing a properly completed and executed United States Internal Revenue Service Form W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) certifying that it is not a U.S. person.

(r)   The International Underwriters shall have received certificates, dated the Closing Date, of the authorized representatives of each of the Selling Shareholders in which such individuals, to the best of their knowledge after reasonable investigation, shall state that:  the representations and warranties of such Selling Shareholder in this Agreement are true and correct; the Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (based solely on a telephone confirmation from a representative of the Commission) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) or Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111 under the Act, prior to the time the Prospectus was printed and distributed to the International Underwriters.

(s)  Each of the Company and the Selling Shareholders shall have, pursuant to Section 16 of this Agreement, validly and irrevocably appointed Banco Santander S.A., New York Branch, as their respective initial authorized agent for the purpose described in Section 16 of this Agreement.

The Selling Shareholders and the Company will furnish the International Underwriters with such conformed copies of such opinions, certificates, letters and documents as the International Underwriters reasonably requests.  The International Underwriters may in their sole discretion waive compliance with any conditions to the obligations of the International Underwriters hereunder.

SECTION 8.  Indemnification and Contribution.  (a)  The Company will indemnify and hold harmless each International Underwriter, its partners, members, directors, officers, employees, agents and its affiliates and each person, if any, who controls any International Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the ADR Registration Statement, the General Disclosure Package, Company Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action (whether threatened or commenced or whether such Indemnified Party is party thereto) as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any International Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any International Underwriter consists of the information described as such in subsection (c) below.  The Company also agrees to indemnify and hold harmless the QIU, its directors and officers and each person, if any, who controls the QIU within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act (each, an “Indemnified QIU Party”), from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 of FINRA’s consolidated rulebook in connection with the offering of the ADSs, except for any losses, claims, damages, liabilities and judgments resulting from the QIU’s, its directors’, officers’ or any such controlling person’s willful misconduct.

(b)  Without in any way limiting the provisions of Section 8(a), if the Company fails, for whatever reason, to comply with any obligation pursuant to Section 8(a) above within a period of 45 days from the date the Company receives notice from any Indemnified Party of the occurrence of an event or circumstance that gives rise to such obligation pursuant to the provisions of such Section 8(a) above (or thereafter fails to so comply), then the Selling Shareholders hereby agree to be fully liable to such Indemnified Party for such obligation.  Without in any way limiting the provisions of Section 8(a), if the Company fails, for whatever reason, to comply with its obligation pursuant to Section 8(a) above to any Indemnified QIU Party within a period of 45 days from the date the Company receives notice from such Indemnified QIU Party of the occurrence of an event or circumstance that gives rise to such obligation pursuant to the provisions of such Section 8(a) above (or thereafter fails to so comply), then the Selling Shareholders also hereby agree to be fully liable to such Indemnified QIU Party for such obligation.  In addition to the provisions of Section 8(a) and to the obligations set forth in the first two sentences of this Section 8(b), if a Bankruptcy Event (as defined below) occurs, then the Selling Shareholders shall indemnify and hold harmless each Indemnified Party, and the successors and assigns of all the foregoing persons, from and against any loss, claim, damage or liability (including the reasonable cost of investigation) which, jointly or severally, any Indemnified Party or any such person may incur under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such loss, damage, expense, liability or claim arises from or is based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the ADR Registration Statement, the General Disclosure Package, Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any International Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any International Underwriter consists of the information described as such in subsection (c) below; provided, however, that the Selling Shareholders’ aggregate liability under this Section 8(b) shall be limited to an amount equal to the net proceeds (after deducting the selling commission but before deducting expenses) received by the Selling Shareholders from the sale of the Offered Securities pursuant to this Agreement.  For the purposes of this Section 8(b), a “Bankruptcy Event” shall occur if the Company or any of its subsidiaries (i) stops paying, or admits that it is generally unable to pay, its debts as they become due (excluding for such purposes the portion of any such debts as to which a reputable and creditworthy insurance company has acknowledged liability in writing); (ii) commences voluntarily proceedings under any applicable liquidation, insolvency, composition, reorganization or any other similar laws, or files an application for the appointment of an administrative or other receiver, manager or administrator, or any such other similar official, in relation to the Company or any of its subsidiaries; (iii) enters into any composition or other similar arrangement with such party’s creditors, or a proceeding is initiated against the Company or any of its subsidiaries under applicable bankruptcy or insolvency law or law with similar effect and is not discharged or removed within 45 days; (iv) is adjudicated or found bankrupt or insolvent, or the Company or any of its subsidiaries is ordered by a court or passes a resolution to dissolve, or a receiver, administrator or similar person is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against, the undertakings or assets of the Company or any of its subsidiaries and is not discharged or removed within 45 days; or (v) any event occurs or action is taken that has effects similar to those events or actions described herein.  The Company agrees to indemnify and hold harmless the Selling Shareholders against any losses, claims, damages or liabilities, joint or several, to which the Selling Shareholders may become subject under this Section 8(b); provided, however, that the Company will not be required to indemnify and hold harmless the Selling Shareholders to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of the Registration Statement, the ADR Registration Statement, the General Disclosure Package, Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, any roadshow or investor presentations made to investors by the Company (whether in person or electronically), in each case in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholders specifically for use therein.

(c)  Each International Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the Selling Shareholders (each, an “Indemnified Party”) against any losses, claims, damages or liabilities to which the Company or the Selling Shareholders may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the ADR Registration Statement, Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the International Underwriters specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and the Selling Shareholders in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, [it being understood and agreed that the only such information furnished by the International Underwriters consist of the following information in the Registration Statement and the Prospectus furnished on behalf of the International Underwriters: the marketing and legal names of each International Underwriter, the concession and reallowance figures appearing in the 6th paragraph under the caption “Underwriting (Conflicts of Interest)”, the information relating to discretionary sales in the 12th paragraph under the caption “Underwriting (Conflicts of Interest)”, and the information relating to stabilization and related activities in the first sentence of the 16th paragraph under the caption “Underwriting (Conflicts of Interest)”.]

(d)  Promptly after receipt by an Indemnified Party under this Section of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any Indemnified Party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel, in addition to any local counsel, satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party.

(e)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the International Underwriters or the QIU on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the International Underwriters or the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders on the one hand and the International Underwriters or the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholders bear to the total underwriting discounts and commissions received by the International Underwriters, or the fee to be received by the QIU.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders, the International Underwriters or the QIU and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Shareholders and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Company agrees to indemnify and hold harmless the Selling Shareholders against any losses, claims, damages or liabilities, joint or several, to which the Selling Shareholders may become subject under this Section 8(e); provided, however, that the Company will not be required to indemnify and hold harmless the Selling Shareholders to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of the Registration Statement, the ADR Registration Statement, the General Disclosure Package, Issuer Free Writing Prospectus, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, any roadshow or investor presentations made to investors by the Company (whether in person or electronically), in each case in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholders specifically for use therein.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The International Underwriters’ respective obligations to contribute pursuant to this Section 8 are several and not joint.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(a) hereof in respect of such action or proceeding, the Indemnifying Party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local and/or regulatory counsel) for the QIU in its capacity as a “qualified independent underwriter” and all persons, if any, who control the QIU within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

(f)  The obligations of the Company and the Selling Shareholders under this Section shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any International Underwriter within the meaning of the Act; and the obligations of each of the International Underwriters under this Section shall be in addition to any liability which any International Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

SECTION 9.  Default of the International Underwriters.  If any International Underwriter or International Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate number of Offered Securities that such defaulting International Underwriter or International Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the International Underwriters are obligated to purchase on the Closing Date, the International Underwriters may make arrangements satisfactory to the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the International Underwriters, but if no such arrangements are made by the Closing Date, the non−defaulting International Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting International Underwriters agreed but failed to purchase on the Closing Date.  If any International Underwriter or International Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the International Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the International Underwriters and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non−defaulting International Underwriter, the Company or the Selling Shareholders, except as provided in Section 10. As used in this Agreement, the term “International Underwriter” includes any person substituted for an International Underwriter under this Section.  Nothing herein will relieve a defaulting International Underwriter from liability for its default.

SECTION 10.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and each International Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any International Underwriter, the Selling Shareholders, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the International Underwriters is not consummated, the Selling Shareholders shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Selling Shareholders, and the International Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.  If the purchase of the Offered Securities by the International Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(e), the Selling Shareholders will reimburse each International Underwriter for all out-of-pocket expenses

(including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

SECTION 11.  Notices.  All communications hereunder will be in writing and, if sent to the International Underwriters, will be mailed, delivered or telegraphed and confirmed at (i) UBS Securities LLC at 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate/ Michael Ryan (fax: (212) 713-3371), (ii) Santander Investment Securities Inc., 45 East 53rd Street, New York, New York 10022, Attention:  Elias Ehrlich, (iii) Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: ECM Syndicate Desk (F:212-797-9344) with a copy to the General Counsel (F:212-797-4564), (iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America Tower, One Bryant Park, New York, New York 10036, Facsimile:  (646) 855-3073 Attention:  Syndicate Department with a copy to: Facsimile:  (212) 230-8730 Attention: ECM Legal, (v) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention Syndicate Registration, (vi) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (F: 212-816-7912), (vii) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention LCD-IBD, (viii) Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, Phone: 866-471-2526, (ix) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (F: 212-622-8358), (viii) RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, New York, New York 10281, Attention Michael Goldberg, Syndicate Director, (ix) Banca IMI S.p.A., Largo Mattioli, 3, 20121, Milano, Italy, Attention: Equity Capital Markets (F:+39 02 72612221), (x) BNY Mellon Capital Markets, LLC, 32 Old Slip 16th Floor, New York, NY 10286, Attention: Equity Capital Markets with a copy to Compliance Department, (xi) Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, New York 10019, Attention: Peter Ruel (Phone (212) 408-5609), (xii) Mizuho Securities USA Inc.,                   , Attention:                 (F:             ), (xiii) UniCredit Bank A.G., Milan Branch,                    , Attention:                 (F:             ), (xiv) Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (T: (212) 214 6400) (F: (212) 214 5918), or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed at Avenida Prolongación Paseo de la Reforma 500, Colonia Lomas de Santa Fe, 01219, México, D.F., México, Attention:  Eduardo Fernández García-Travesí; with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Nicholas A. Kronfeld.

SECTION 12.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

SECTION 13.  Representation.  Each of                  and                 will act for the Selling Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by any of                 and                 will be binding upon the Selling Shareholders.

SECTION 14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 15.  Absence of Fiduciary Relationship.  The Company and the Selling Shareholders acknowledge and agree that:

(a)  The International Underwriters have been retained solely to act as underwriters in connection with the sale of the Company’s securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the International Underwriters, on the other, have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the International Underwriters have advised or are advising the Company or the Selling Shareholders on other matters;

(b)  the price of the securities set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the International Underwriters, and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)  They have been advised that the International Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that no International Underwriter has an obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d)  They waive, to the fullest extent permitted by law, any claims they may have against any International Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that no International Underwriter shall have any liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

SECTION 16.  Applicable Law; Submission to Jurisdiction.  (a)  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)           Each of the parties hereto hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and, to the fullest extent permissible by law, waives any objection to the laying of venue of any such proceeding.  Each of the Company and the Selling Shareholders irrevocably appoints Banco Santander, S.A., New York Branch, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding and any right to which it may be entitled on account of place of residence or domicile, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.  The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

SECTION 17.  Currency.  The obligation of the Company or the Selling Shareholders in respect of any sum due to any International Underwriter shall, to the extent permitted under applicable law, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by any International Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such International Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to any International Underwriter hereunder, the Company and the Selling Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such International Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to any International Underwriter hereunder, each International Underwriter agree to pay to the Company or the Selling Shareholders an amount equal to the excess of the dollars so purchased over the sum originally due to any International Underwriter hereunder.

SECTION 18.  Waiver of Immunity.  To the extent permitted by applicable law, if any of the Company or the Selling Shareholders has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Mexican, New York or U.S. federal court or from setoff or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, each of the Company and the Selling Shareholders hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

If the foregoing is in accordance with the International Underwriters’ understanding of our agreement, kindly sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Selling Shareholders, the Company and the International Underwriters in accordance with its terms.

Very truly yours,

BANCO SANTANDER, S.A.

By:
Name:
Title:

SANTUSA HOLDING, S.L.

By:
Name:
Title:

GRUPO FINANCIERO SANTANDER MÉXICO, S.A.B. DE C.V.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

SANTANDER INVESTMENT SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

SCHEDULE A

International Underwriter	Number of Firm Securities To be Purchased
Santander Investment Securities Inc.
UBS Securities LLC
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
Itau BBA USA Securities Inc.
Banca IMI S.p.A.
BNY Mellon Capital Markets, LLC
Commerz Markets LLC
Credit Agricole Securities (USA) Inc.
Mizuho Securities USA Inc.
UniCredit Capital Markets LLC
Wells Fargo Securities, LLC
Total

Sch. A-1

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.  [●]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.  The initial price to the public of the Offered Securities.

Sch. B-1

SCHEDULE C

Significant Subsidiaries of Grupo Financiero Santander México, S.A.B. de C.V.

1.	Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander

Sch. C-1